UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
September 28, 2011

Central Pacific Financial Corp.
(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.

220 South King Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 544-0500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 1, 2011, Denis K. Isono will assume the position of Executive Vice President and Chief Financial Officer of Central Pacific Financial Corp. (the “Company”) and Central Pacific Bank (“CPB”).  Mr. Isono is replacing Lawrence D. Rodriguez in this position.  Mr. Rodriguez will continue to serve as an executive of the Company until November 30, 2011 and then will become a consultant for CPB.

Mr. Isono, age 60, has been with the Company and CPB since 2002, serving as Executive Vice President, Operations and Services of the Company and CPB from September 2004 to October 2009, and as Chief Operations Officer and Executive Vice President of the Company and CPB from October 2009 until this appointment.  Mr. Isono’s salary as Executive Vice President and Chief Financial Officer will be increased to $270,000 per annum and he will retain the equity grants which were made to him in his previous position at the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Press release dated September 28, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: September 28, 2011	/s/ Glenn K. C. Ching
Glenn K.C. Ching
Senior Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated September 28, 2011